Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Contact:
Wes Harris	Tommy Pruitt
Senior Director, Investor Relations	Senior Director, Communications
Force Protection, Inc.	Force Protection, Inc.
843.574.3892	843.574.3866
wes.harris@forceprotection.net	tommy.pruitt@forceprotection.net

Force Protection to Host Conference Call Today at 11:30 AM Eastern to Discuss Agreement with General Dynamics

SUMMERVILLE, SC (November 7, 2011) — Force Protection, Inc. (NASDAQ: FRPT) announced that it has scheduled a conference call for today at 11:30 a.m. Eastern to discuss today’s announcement that the Company and General Dynamics (NYSE: GD) have entered a definitive merger agreement under which General Dynamics will acquire the Company at a price of $5.52 per share of common stock, or approximately $360 million.  Separately, the Company today also released financial results for its third quarter ended September 30, 2011.  A question and answer session with Force Protection’s management will follow the commentary portion of the conference call.

Under the terms of the merger agreement, a wholly-owned subsidiary of General Dynamics will commence a tender offer for all of the outstanding shares of common stock of the Company. The Company’s board of directors has resolved to recommend that the Company’s stockholders tender their shares into the tender offer in accordance with the terms of the merger agreement. The consummation of the tender offer and merger is subject to certain conditions set forth in the merger agreement, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Lincoln International and Barclays Capital served as financial advisors to and provided fairness opinions for the Company.  Sullivan & Cromwell LLP and Smith Moore Leatherwood LLP are serving as legal advisors to the Company.

To listen to the call, dial 866.578.5747 (for international, dial 617.213.8054) five to ten minutes prior to the scheduled start time and provide passcode 49490144. A live Webcast will also be available at that time on the Company’s website, www.forceprotection.net, under the “Investor Relations” section.  Please visit the website at least 15 minutes prior to the call to register for the webcast and download any necessary software.  A replay of the call will be available two hours after the end of the call through midnight Monday, November 21, 2011. To access the replay, dial 888.286.8010 (for international, dial 617.801.6888) and enter passcode 52059317, or visit the “Investor Relations” section of the Company’s website.

About Force Protection, Inc.

Force Protection, Inc. is a leading designer, developer and manufacturer of survivability solutions, including blast- and ballistic-protected wheeled vehicles currently deployed by the U.S. military and its allies to support armed forces and security personnel in conflict zones.  The Company’s specialty vehicles, including the Buffalo, Cougar, Ocelot and the related variants of each, are designed specifically for reconnaissance and other operations and to protect their occupants from landmines, hostile fire, and improvised explosive devices (commonly referred to as roadside bombs).  Complementing these efforts, the Company is designing, developing and marketing the JAMMA, a new vehicle platform that provides increased modularity, transportability, speed and mobility.  The Company also develops, manufactures, tests, delivers and supports products and services aimed at further enhancing the survivability of users against additional threats.

In addition, the Company provides long-term life cycle support services of its vehicles that involve development of technical data packages, supply of spares, field and depot maintenance activities, assignment of skilled field service representatives, and advanced driver and maintenance training programs.  For more information on Force Protection and its products and services, visit www.forceprotection.net.

Notice to Investors

The tender offer described in this press release has not yet commenced. This press release is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of the Company’s common stock. At the time the tender offer is commenced, Falcon Acquisition Corp., a wholly-owned subsidiary of General Dynamics, will file a tender offer statement and related exhibits with the U.S. Securities and Exchange Commission (the “SEC”) and the Company will file a solicitation/recommendation statement with respect to the tender offer. Investors and stockholders of the Company are strongly advised to read the tender offer statement (including the related exhibits) and the solicitation/recommendation statement, as they may be amended from time to time, when they become available, because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. The tender offer statement (including the related exhibits) and the solicitation/recommendation statement will be available at no charge on the SEC’s website at www.sec.gov.  In addition, the tender offer statement and other documents that Falcon Acquisition Corp. files with the SEC will be made available to all stockholders of the Company free of charge at www.generaldynamics.com. The solicitation/recommendation statement and the other documents filed by the Company with the SEC will be made available to all stockholders of the Company free of charge at www.forceprotection.net.

Additional Information about the Merger and Where to Find It

In connection with the potential one-step merger of Falcon Acquisition Corp. with and into the Company without the prior consummation of the Offer (the “One Step Merger”), Force Protection will file a proxy statement with the SEC.  Additionally, the Company will file other relevant materials with the SEC in connection with the proposed acquisition of the Company by General Dynamics and Falcon Acquisition Corp. pursuant to the terms of the Merger Agreement.  Investors and stockholders of the Company are strongly advised to read the proxy statement and the other relevant materials, as they may be amended from time to time, when they become available, because they will contain important information about the One Step Merger and the parties to the One Step Merger, before making any voting or investment decision with respect to the One Step Merger.  The proxy statement will be available at no charge on the SEC’s web site at www.sec.gov.  The proxy statement and other documents filed by the Company with the SEC will be made available to all stockholders of the Company free of charge at www.forceprotection.net.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the One Step Merger.  Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2011.  The Company’s stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the One Step Merger, when filed with the SEC.

Forward-Looking Statements

This communication may contain, in addition to historical information, certain forward-looking statements regarding future events, conditions, circumstances or the future financial performance of the Company.  Often, but not always, forward-looking statements can be identified by the use of words such as “plans,” “expects,” “expected,” “scheduled,” “estimates,” “intends,” “anticipates” or “believes,” or variations of such words and phrases or state that certain actions, events, conditions, circumstances or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved.  Such forward-looking statements are not guarantees or predictions of future performance, and are subject to known and unknown risks, uncertainties and other factors, many of which are beyond our control, that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such risks and uncertainties include: (i) the risk that not all conditions of the tender offer, the merger or the related transactions will be satisfied or waived, (ii) the completion of the merger with General Dynamics taking longer than expected, (iii) expectations regarding the growth of the U.S. and world market for blast and ballistic-protected vehicles, products or services, (iv) expectations regarding the U.S. military’s plans or intentions, including the drawdown of operations in Iraq and Afghanistan, (v) expectations regarding the Company’s business development plans and strategy, including the Company’s plans to expand the Company’s product lines, diversify the Company’s business mix, and expand the Company’s markets internationally, (vi) expectations with respect to the Company’s ability to obtain materials, the Company’s ability to improve cost efficiencies and possible future changes in the efficiencies in the Company’s operations, (vii) expectations regarding the Company’s vehicles, products and services that may be purchased by the Company’s customers, including the type of vehicles demanded and other customer demands and expected changes in demand, (viii) expectations regarding the benefits of the Company’s products, services and programs, including the Company’s vehicles’ capabilities and the use of the Company’s vehicles, products and services for other than military purposes, (ix) expectations regarding the Company’s investments in research and development activities for the Company’s vehicles, products and services, (x) expectations regarding any changes in the Company’s cost of sales, the Company’s general and administrative expenses, the Company’s asset impairment expense, the Company’s operating results or the Company’s research and development expenses as a percentage of net sales, (xi) expectations regarding the revenues that may be derived from, and the quantities of vehicles, products and services that may be purchased or ordered pursuant to, existing or possible future contracts or orders by various customers, including statements regarding the estimated value of those orders and contracts and statements about the Company’s backlog, (xii) expectations regarding the benefits that may be realized from the Company’s joint ventures, teaming arrangements and any new ventures or business developed pursuant to them, (xiii) expectations regarding the Company’s expectation to apply prepaid 2011 federal income taxes to the Company’s projected tax obligation during the second half of 2011, (xiii) expectations regarding the Company’s expected cash flow, cash needs and expected capital expenditures, (xiv) expectations regarding the Company’s share repurchase program, (xv) expectations regarding the Company’s derivative instruments and hedging activities, (xvi) expectations regarding the effect of the Company’s income tax positions on the Company’s effective tax rate, (xvii) the Company’s expectations with respect to the matters pending with the U.S. Equal Employment Opportunity Commission (EEOC), and (xviii) expectations regarding final approval of the state and federal derivative actions, (xix) uncertainties associated with any aspect of the transactions, including uncertainties relating to the anticipated timing of filings and approvals relating to the transactions, the outcome of legal proceedings that may be instituted against the Company and/or others relating to the transactions, the expected timing of completion of the transactions, the satisfaction of the conditions to the consummation of the transactions and the ability to complete the transactions.

Many of these risks and uncertainties relate to factors that are beyond the Company’s ability to control or estimate precisely, and any or all of the Company’s forward-looking statements may turn out to be wrong.  The Company cannot give any assurance that such forward-looking statements will prove to have been correct.  The reader is cautioned not to unduly rely on these forward-looking statements.  Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of the Company following the completion of the transactions unless otherwise stated.  Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

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